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                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re:                               :                Chapter 11
                                     :
SUBMICRON SYSTEMS                    :                Case Nos. 99-2959
CORPORATION, et al.,                 :                through 99-2962 (SLR)
                                     :
                     Debtors.        :                (Jointly Administered)

                         ORDER CONFIRMING DEBTORS' FIRST
                    AMENDED PLAN OF LIQUIDATION, AS MODIFIED

         SubMicron Systems Corporation, SubMicron Systems, Inc., SubMicron Wet Process Stations, Inc. and SubMicron Systems Holding I, Inc. (collectively, the "Debtors " or "Debtors-in-Possession"), having proposed and filed their First Amended Plan of Liquidation, as Modified, dated February 29, 2000, under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Section 101 et seq. (hereafter, the "Plan"), and the Debtors having disseminated the Plan and the First Amended Disclosure Statement and voting materials to the holders of claims against the Debtors and the Office of the United States Trustee, pursuant to this Court's Order approving the First Amended Disclosure Statement; and the confirmation hearing having been held before this Court on May 3, 2000 and the appearance of all interested parties having been noted on the record; and the Court having considered any and all objections to the confirmation of the Plan; and all objections to confirmation having been withdrawn or overruled or otherwise resolved; and upon the record of the confirmation hearing and upon all of the pleadings and proceedings heretofore had in this Chapter 11 case; and after due deliberation and sufficient cause appearing therefor, the Court hereby makes the following findings of fact and conclusions of law:



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                     FINDINGS OF FACT AND CONCLUSIONS OF LAW

         1. This Court has jurisdiction over the Debtors, their reorganization case and this proceeding pursuant to 28 U.S.C. Sections 1334 and 157.

         2. In accordance with Sections 1126 and 1129 of the Bankruptcy Code, the Plan has been duly accepted in writing by each class of creditors who acceptances are required by law for confirmation of the Plan, with the exception of Classes 2, 3, 4, 5 and 6 which are unimpaired and Classes 8, 10, 11 and 12 which do not receive or retain any property under the Plan, all of whom are not entitled to vote on the Plan. In accordance with Sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, the Plan designates separate classes of claims, each of which contains only claims that are substantially similar to the other claims within that class.

         3. In accordance with Sections 1123(a)(2), 1123(a)(3) and 1123(a)(4) of the Bankruptcy Code, the Plan identifies each class that is not impaired, and the Plan specifies the treatment of each such class that is impaired under the Plan, and provides the same treatment for each claim within a particular class unless the holder of a particular claim has agreed to a less favorable treatment of such claim.

         4. In accordance with Section 1123(a)(5) of the Bankruptcy Code, the Plan provides adequate means for its implementation.

         5. In accordance with Section 1123(a)(7) of the Bankruptcy Code, the Plan contains only provisions that are consistent with the interests of creditors and with public policy with respect to the manner of selection of officers and trustees in that the Plan provides for the resignation of the Debtors' sole officer and director and designation by the Committee of a Plan Administrator.


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         6. In accordance with Section 1123(b)(6) of the Bankruptcy Code, the
Plan includes only provisions which are not inconsistent with applicable provisions of the Bankruptcy Code.

         7. In accordance with Section 1129(a)(1) of the Bankruptcy Code, the Plan properly identifies the Debtors as the plan proponent and complies with all applicable provisions of the Bankruptcy Code and applicable law.

         8. In accordance with Section 1129(a)(2) of the Bankruptcy Code, the Debtors have complied with all applicable provisions of the Bankruptcy Code.

         9. In accordance with Section 1129(a)(3) of the Bankruptcy Code, the Plan has been proposed in good faith and not by any means forbidden by law.

         10. In accordance with Section 1129(a)(4) of the Bankruptcy Code, any payment made or promised by the Debtors or by any person acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 case, or in connection with the Plan and incident to the Chapter 11 case, has been disclosed to the Court and approved by the Court as reasonable. If any such payment is to a professional retained pursuant to order of Court for pre-Effective Date services, and such payment is to be fixed after confirmation of the Plan, such payment is subject to approval of the Court as reasonable, pursuant to Section 330 and 331 of the Bankruptcy Code.

         11. The Debtors have satisfied the requirements of Section 1129(a)(5) of the Bankruptcy Code in that there will be no directors, officers or voting trustees of the Debtors, an affiliate of the Debtors participating in the Plan, or a successor to the Debtors under the Plan and there will be no insider employed or retained by the Reorganized Debtors.




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         12. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission, of which there are none, thus satisfying Section 1129(a)(6) of the Bankruptcy Code.

         13. In accordance with Section 1129(a)(7) of the Bankruptcy Code, with respect to each impaired class of claims, each holder of a claim in such class has accepted or is deemed to have accepted the Plan, or will receive or retain under the Plan on account of such claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on the Effective Date under Chapter 7 of the Bankruptcy Code.

         14. The Plan, as to Classes 1 and 9, complies with Section 1129(a)(8) of the Bankruptcy Code since these impaired Classes voted to accept the Plan.(1)

         15. In accordance with Section 1129(a)(9) of the Bankruptcy Code, except to the extent that the holder of a particular claim has agreed to different treatment of such claim, the Plan provides that:

             a. with respect to a claim of a kind specified in Sections 507(a)(1) or 507(a)(2) of the Bankruptcy Code, the holder of such claim will receive on account of such claim, cash equal to the allowed amount of such claim on the later of the date such claim is allowed or the Effective Date;



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(1) No creditor cast a ballot in Class 7 (Other Secured Claims). The Debtors do not believe that there are any Class 7 claims. Accordingly, Class 7 has neither accepted nor rejected the Plan and is not to be considered in the confirmation of the Plan.


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             b. with respect to a class of claims of a kind specified in
Sections 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6) or 507(a)(7) of the
Bankruptcy Code, each holder of a claim of such class will receive cash equal to the allowed amount of such claim on the later of the date such claim is allowed or the Effective Date; and

             c. with respect to a claim of a kind specified in Section 507(a)(8) of the Bankruptcy Code, the holder of such claim will receive on account of such claim cash payments, over a period not exceeding six (6) years after the date of assessment of such claim, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such claim.

         16. In accordance with Section 1129(a)(10) of the Bankruptcy Code, at least one class of claims that is impaired under the Plan has accepted the Plan determined without including any acceptance of the Plan by any insider holding a claim in such class.

         17. In accordance with Section 1129(a)(11) of the Bankruptcy Code, confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

         18. In accordance with Section 1129(a)(12) of the Bankruptcy Code, all fees payable under 28 U.S.C. Section 1930 have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

         19. The Plan does not address the continuation of retiree benefits since the Debtor is not a party to any retirement benefit plan thereby rendering compliance with Section 1129(a)(13) of the Bankruptcy Code unnecessary.





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         20. In accordance with Section 1129(b)(1), the Plan does not discriminate unfairly, and is fair and equitable as to Classes 8, 10, 11 and 12, each of which are deemed to have rejected the Plan.

         21. In accordance with Section 1129(b)(2)(B)(ii), each holder of a claim or interest junior to claims in Classes 8 and 10 shall not receive or retain under the Plan on account of such junior claim or interest any property.

         22. In accordance with Section 1129(b)(2)(c)(ii), each holder of any interest that is junior to the interests in Classes 11 and 12 shall not receive or retain under the Plan on account of such junior interest any property.

                              CONFIRMATION ORDER(2)

         Based upon the foregoing findings of fact and conclusions of law, it is hereby Ordered and Decreed that:

         1. The Plan, and each of its provisions, are hereby confirmed in all respects pursuant to Section 1129(a) and (b) of the Bankruptcy Code.

         2. Pursuant to Section 1142(b) of the Bankruptcy Code, the Debtors are authorized and directed to execute and deliver all documents and agreements necessary to consummate and implement the Plan and to take any and all lawful actions necessary to consummate and implement the Plan and the transactions contemplated therein.

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(2) Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Plan.

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         3. Except as otherwise provided in the Plan, on and after the confirmation date, all property of the estate, including claims and Bankruptcy Causes of Action, shall vest in the Debtors and Plan Administrator free and clear of all liens, claims, interests and encumbrances.

         4. Except as otherwise provided in the Plan, and provided that the Effective Date occurs, the entry of this Confirmation Order shall: (A) release the Debtors' Estates, the Professional Persons, and the Plan Administrator from any and all rights, demands, causes of actions, suits, damages, losses or demands of any kind or nature; provided, however, the release provided in the Plan shall not act as a release of the Debtors' or Plan Administrator's obligations under the Plan; and (B) permanently enjoin all persons that have held, currently hold or may hold a Claim or Equity Interest that is the subject of the Plan, from taking any of the following actions in respect of such Claim or Equity Interest against the Debtors' Estates, the Professional Persons, the Plan Administrator or the property of any of them: (i) commencing or continuing, in any manner or in any place, any action or other proceeding, (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (iii) creating, perfecting or enforcing any lien or encumbrance, (iv) asserting a set-off, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Plan Administrator (unless expressly authorized by a Final Order) and (v) commencing or continuing any action, as against the Debtors' Estates, the Professional Persons, the Plan Administrator or the property of any of them in any manner or in any place, that does not comply with or is inconsistent with the provisions of the Plan. Notwithstanding the foregoing or anything contained in the Plan to the contrary, nothing contained in this Order or the Plan shall release (i) the Debtors or their Estates (or their successors and assigns including, but not limited to, the Plan Administrator or any trustee or any other representative appointed for the Debtors in a case under any chapter of the



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Bankruptcy Code) from their obligations to Akrion LLC under the Purchase
Agreement, the Sale Order, the Procedures Order or any of the ancillary documents executed in connection with, or in any way relating to, the Closing of the Asset Sale approved by this Court on October 15, 1999 (the "Sale Order") or
(ii) claims or causes of action of any kind or nature and any remedies available, if any, which are preserved in paragraph 36 of the Sale Order.

         5. This Court hereby retains jurisdiction of this case pursuant to, and for the purposes of, the Plan and such other purposes as may be necessary and useful to aid the confirmation, consummation and implementation of the Plan to the extent that the Court may legally retain jurisdiction of such matters.

         6. Pursuant to Section 1146(c) of the Bankruptcy Code, no taxes, including, without limitation, transfer taxes, deed stamps or recording taxes, shall be due as a result of any transfers performed, executed or otherwise contemplated by the Plan.

         7. This Order shall be, and hereby is, deemed to constitute the Court's approval and authorization, pursuant to Section 365 of the Bankruptcy Code, of the Debtors' rejection of all of its pre-petition executory contracts and unexpired leases which have not heretofore been rejected.

         8. Any person or entity seeking allowance of compensation or reimbursement of expenses for professional services rendered to the Debtors or in relation to the Chapter 11 case pursuant to Sections 327, 328, 331, 503, 506 and 1103 of the Bankruptcy Code through the Effective Date shall file with the Court an application for allowance of compensation and reimbursement of expenses incurred on or before 45 days after the Effective Date and serve such application on, among others, counsel to the Debtors.



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         9. Requests for payment of administrative claims, other than administrative claims of the kind encompassed by the preceding paragraph shall be filed with the Court and served on the Plan Administrator, its counsel and Debtors' counsel on or before the 45th day after the Effective Date (the "Administrative Claims Bar Date"). Holders of administrative claims that are required to file and serve requests for payment of such claims and that do not file and serve a request by the Administrative Claims Bar Date will be forever barred from asserting such claims against the Debtors, the Reorganized Debtors and their property.

         10. The Plan Administrator shall serve as Disbursing Agent under the Plan until its duties either terminate or it elects to resign as Disbursing Agent. Notwithstanding any provisions of the Plan, during the time that the Plan Administrator serves as the Disbursing Agent, the consent of the Reorganized Debtors shall be deemed given to any and all actions taken by the Disbursing Agent which require such consent.

         11. The failure to reference any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision, and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

                                            BY THE COURT

                                            /s/ Sue L. Robinson
                                            -----------------------------------
                                            Honorable Sue L. Robinson
                                            United States District Judge

Dated: May 3, 2000


With a copy to:
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David W. Carickhoff, Jr., Esquire
Mark E. Felger, Esquire
Cozen and O'Connor
Chase Manhattan Centre
1201 N. Market St., Suite 1400
Wilmington, DE  19801



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